Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement no. 333-182381 of Koppers Holdings Inc. on Form S-3 and No. 333-135449 on Form S-8 of our report dated July 31, 2014, relating to the combined financial statements of The Osmose Entities as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A of Koppers Holdings Inc. filed on October 16, 2014.

/s/ Deloitte & Touche LLP

October 30, 2014

Williamsville, New York